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                                  EXHIBIT 4.5
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NATIONAL SECURITIES CORPORATION
As Representative of the several Underwriters
1001 Fourth Avenue
Suite 2200
Seattle, Washington 98154

Ladies and Gentlemen:

          In order to induce National Securities Corporation, the representative of the several underwriters (the "Representative") and DepoMed, Inc. (together with its predecessors, successors and assigns, the "Company") to enter into an underwriting agreement with respect to the public offering of 2,500,000 shares of Common Stock and 1,250,000 Common Stock Purchase Warrants, the undersigned hereby agrees that for a period of twelve (12) months following the effective date of the Company's Registration Statement on Form SB-2 (the "Lock-up Period"), he, she or it will not, without the prior written consent of the Representative, directly or indirectly, issue, offer, agree or offer to sell, sell, grant an option for the purchase or sale of, transfer, pledge, assign, hypothecate, distribute or otherwise encumber or dispose of any shares of Common Stock or options, rights, warrants or other securities convertible into, exchangeable or exercisable for or evidencing any right to purchase or subscribe for shares of Common Stock (whether or not beneficially owned by the undersigned), or any beneficial interest therein (collectively, the "Securities").
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          In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the Transfer Agent of the Company's securities with respect to any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

Dated:  __________________, 1997


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                                    Signature



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                                    Print Name



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                                    Print Address



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                                    Print Social Security Number
                                    or Taxpayer I.D. Number


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